                                                                   EXHIBIT (1)-1

                              THE BANC CORPORATION
                                       AND
                           TBC CAPITAL STATUTORY TRUST
                          800,000 PREFERRED SECURITIES*

                             UNDERWRITING AGREEMENT


                                 ________, 2000


STERNE, AGEE & LEACH, INC.
[INSERT ANY ADDITIONAL MANAGERS]
As Representatives of the Several Underwriters
c/o STERNE, AGEE & LEACH, INC.
800 Shades Creek Parkway, Suite 700
Birmingham, AL 35209

Gentlemen:

         TBC Capital Statutory Trust (the "Trust"), a Connecticut statutory trust under the Connecticut statutory trust Act (the "Connecticut Act"), and The Banc Corporation, a Delaware corporation (the "Company" and together with the Trust, the "Offerors") confirm their agreement with the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") to issue and sell an aggregate of 800,000 shares (the "Underwritten Preferred Securities") of the Trust's [___]% Cumulative Trust Preferred Securities along with the accompanying guarantees to the Underwriters. The preferred securities are more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         For the sole purpose of covering over-allotments in connection with the sale of the Underwritten Preferred Securities, the Trust proposes to grant to the Underwriters the option (the "Option"), as described in Section 2 hereof, to purchase all or any part of 120,000 additional shares of [__]% Cumulative Trust Preferred Securities along with the accompanying guarantees (the "Option Preferred Securities"). The Underwritten Preferred Securities and the Option Preferred Securities purchased pursuant to this Underwriting Agreement are herein called the "Preferred Securities" and the proposed offering of the Preferred Securities by the Underwriters is hereinafter referred to as the "Public Offering."

         The Preferred Securities will be guaranteed by the Company with respect to distributions and amounts payable upon liquidation or redemption pursuant to the terms and conditions set forth in the Preferred Securities Guarantee Agreement (the "Guarantee") to be dated as of Closing Date (as defined below) executed and delivered by the Company and State Street Bank and Trust Company (the "Guarantee Trustee"). The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Underwriting Agreement has been executed and delivered, and the Trust Agreement (as defined in this Underwriting Agreement), the Indenture (as defined in this Underwriting Agreement), and the Guarantee have been qualified under the Trust Indenture Act. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be
-----------------------
     * Plus up to 120,000 additional shares to cover over-allotments, if any.

used by the Trust to purchase __% Subordinated Debentures (the "Debentures") issued by the Company of equal liquidation


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value. The Preferred Securities and the Common Securities will be issued pursuant to the Trust Agreement, to be dated as of the Closing Date (the "Trust Agreement"), among the Company, as Sponsor, State Street Bank and Trust Company, as property trustee (the "Property Trustee"), and the identified administrative trustees (the "Administrative Trustees" and together with the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to a subordinated indenture, to be dated as of Closing Date (the "Indenture"), between the Company and State Street Bank and Trust Company, as debenture trustee (the "Debenture Trustee").

         The Preferred Securities, the Guarantee and the Debentures are collectively referred to in this Underwriting Agreement as the "Securities." The Indenture, the Trust Agreement and this Underwriting Agreement are collectively referred to in this Underwriting Agreement as the "Operative Documents."

         The Offerors have filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), published rules and regulations adopted by the Commission under the Act (the "Rules") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), a registration statement on Form S-1 ("Form S-1") (File No. 333-_______), including a preliminary prospectus, relating to the Preferred Securities, and such amendments to such registration statement as may have been filed with the Commission to the date of this Underwriting Agreement. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 or Rule 430A of the Rules) included at any time as a part of the registration statement. The Offerors have furnished to the Representatives copies of such registration statement, each amendment to it filed with the Commission and each preliminary prospectus filed by the Offerors with the Commission and any other offering materials used by the Offerors. If such registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, if necessary to permit such registration statement to become effective, will promptly be filed by the Offerors with the Commission. If such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules will promptly be filed by the Offerors with the Commission in accordance with the Rules. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules, or if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

         Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be.

         As Representatives, you have advised the Offerors (a) that you are authorized to enter into this Underwriting Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Underwritten Preferred Securities set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Preferred Securities if you elect to exercise the over-allotment Option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Offerors and the Underwriters hereby agree as follows:

1.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OFFERORS.

         (a) The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter as follows:

                  (i) The Company has been duly organized, is in compliance with its Restated Certificate of Incorporation and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the


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Registration Statement and Prospectus; all significant subsidiaries (as defined by the Act) of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries") have been duly incorporated, will be, and are validly existing as a banking association or corporation, as the case may be, in good standing under the laws of the jurisdiction of its association or incorporation, as the case may be, with full power and authority (corporate and other) to own or lease its properties and conduct its business; the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business or the ownership or lease of their properties requires such qualifications; all of the outstanding shares of capital stock of each Subsidiary are owned by the Company and have been duly and validly authorized and issued, are fully paid and non-assessable.

                  (ii) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Connecticut Act with the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement and Prospectus, to issue and sell the Common Securities to the Company pursuant to the Trust Agreement, to issue and sell the Preferred Securities, to enter into and perform its obligations under this Underwriting Agreement and to consummate the transactions herein contemplated; the Trust has no subsidiaries and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Trust; the Trust has conducted and will conduct no business other than the transactions contemplated by this Underwriting Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Underwriting Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Underwriting Agreement and the Trust Agreement and described in the Prospectus; the Trust is not a party to or subject to any action, suit or proceeding of any nature; the Trust is not, and at the Closing Date or any Option Closing Date will not be, to the knowledge of the Offerors, classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is, and as of the Closing Date or any Option Closing Date will be, treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (iii) The capital stock of the Company and the equity securities of the Trust conform to the description thereof contained in the Prospectus or the financial information included therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of capital stock and equity securities of each Offeror have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of an Offeror; no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Offerors. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, options or warrants to acquire from the Offerors any securities of the Offerors other than options and warrants issued by the Company pursuant to its employee benefit plans, and there are no outstanding securities convertible into or exchangeable for any such securities and no restrictions upon the voting or transfer of any capital stock of the Company or equity securities of the Trust pursuant to the Company's corporate charter or bylaws, the Trust Agreement or any agreement or other instrument to which an Offeror is a party or by which an Offeror is bound, provided however that the holders of the Preferred Securities will have limited voting rights as described in the Prospectus. As of the Closing Date (as defined below) and any Option Closing Date (as defined below), if applicable, and upon application of the estimated net proceeds of the offering the Offerors will have the authorized capitalization set forth under the caption, "Capitalization" in the Prospectus. No further corporate approval or authority on behalf of the Offerors will be required for the issuance and sale of the Preferred Securities to be sold by the Trust as contemplated herein.


                  (iv)     (A)        The Trust has all requisite power and
authority to issue, sell and deliver the Preferred Securities in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and the Trust Agreement. All corporate and trust action required to be taken by the Offerors for the authorization, issuance, sale and delivery of the Preferred Securities in accordance with such terms and conditions has been validly and sufficiently taken. The Preferred Securities, when delivered in accordance with this Underwriting Agreement, will be duly and validly issued and outstanding, will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust, will be entitled


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to the benefits of the Trust Agreement, will not be issued in violation of or subject to any preemptive or similar rights, and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Trust Agreement. None of the Preferred Securities, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

                           (B)      The Debentures have been duly and validly
authorized, and, when duly and validly executed, authenticated and issued as provided in the Indenture and delivered to the Trust pursuant to the Trust Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

                           (C)      The Guarantee has been duly and validly
authorized, and, when duly and validly executed and delivered to the Guarantee Trustee for the benefit of the Trust, will constitute a valid and legally binding obligation of the Company and will conform in all material respects to the description thereof contained in the Prospectus.

                           (D)      The Agreement as to Expenses and Liabilities
(the "Expense Agreement") has been duly and validly authorized, and, when duly and validly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company and will conform in all material respects to the description thereof contained in the Prospectus.

                  (v) Any preliminary prospectus, the Prospectus and the Registration Statement have been carefully prepared by the Offerors in conformity with the requirements of the Act and the Rules, including Form S-1 and the Trust Indenture Act. The Registration Statement has been filed with the Commission under the Act.

                  (vi) Neither the Commission nor any other agency, body, authority, court or arbitrator of competent jurisdiction has, by order or otherwise, prohibited or suspended the use of any preliminary prospectus or the Prospectus relating to the proposed offering of the Preferred Securities or instituted proceedings for that purpose. The Registration Statement, the Prospectus and any preliminary prospectus and any amendments or supplements thereto at the time they became or become effective or were filed or are filed with the Commission contained or will contain all statements which are required to be stated therein by, and in all material respects conformed or will conform to the requirements of, the Act, the Rules and the Trust Indenture Act. Neither the Registration Statement, nor any preliminary prospectus nor any amendment thereto, and neither the Prospectus nor any supplement thereto, as of its date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to information contained in or omitted from the Registration Statement or any preliminary prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

                  (vii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the consolidated results of operations of the Company and the Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The Summary Consolidated Financial Data and the Selected Consolidated Financial Data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived.

                  (viii) There is no action or proceeding pending or, to the knowledge of the Offerors, threatened against the Offerors or any Subsidiary before any court or administrative or governmental agency or other body which might (A) result in any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs, properties, business prospects or results of operations of the Offerors and the Subsidiaries taken as a whole, whether or not arising in


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the ordinary course of business, or (B) affect the performance of this
Underwriting Agreement or the consummation of the transactions herein contemplated, except as disclosed in the Registration Statement and for which the Company maintains a reserve in an amount which is adequate to cover potential liabilities.

                  (ix) The Company and each Subsidiary has good and marketable title to all of the material properties and assets reflected in the financial statements hereinabove described or as described in the Prospectus as being owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those securing indebtedness described in such financial statements or as described in the Prospectus or which do not materially affect the present or proposed use of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company.

                  (x) Except as otherwise set forth in the Prospectus, the Company and each Subsidiary have filed all Federal, State and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due.

                  (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, (A) there has not been any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs, properties, business prospects or results of operations of either of the Offerors and/or the Subsidiaries taken as a whole nor do the Offerors have knowledge of any such change that is threatened, (B) there has not been any transaction entered into by either of the Offerors or the Subsidiaries that is material to the earnings, business, affairs, properties, business prospects or operations of the Offerors or the Trust, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, and (C) there has not been any material change in the capital stock, long term debt or material liabilities of the Offerors. Neither of the Offerors nor any of the Subsidiaries have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus.

                  (xii) Neither the Offerors nor any of the Subsidiaries individually or in the aggregate are in breach or violation of or default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which it is a party or by which it or any of its properties is bound and which default may result in a material adverse change in the condition (financial or otherwise) or in the earnings, business, affairs, properties, business prospects or results of operations of either of the Offerors and/or the Subsidiaries taken as a whole. The consummation of the transactions contemplated by this Underwriting Agreement, the Trust Agreement, the Guarantee and the Expense Agreement and the fulfillment of the terms thereof will not result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Offerors or any Subsidiary is a party, or of the Offerors' charter or bylaws or any law, decree, order, rule, writ, injunction or regulation applicable to the Offerors or any Subsidiary of a court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Offerors of this Underwriting Agreement, the Trust Agreement, the Guarantee and the Expense Agreement and performance of their obligations thereunder (except such additional steps as may be necessary to qualify the Preferred Securities for public offering by the Underwriters under state securities or Blue Sky laws) have been obtained or made and is in full force and effect.

                  (xiv) The Offerors and each Subsidiary hold all material licenses, authorizations, charters, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Offerors nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits. The Offerors and the Subsidiaries own or otherwise possess rights to use the licenses, inventions, copyrights, trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Offerors nor any Subsidiary has infringed or received any notice


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of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

                  (xv) Each of Ernst & Young LLP, Saltmarsh, Cleavland & Gund and Williams, Cox, Weidner and Cox, who have certified certain of the financial statements filed with the Commission and included as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (xvi) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-1 to be filed as exhibits to the Registration Statement which are not described or filed as required.

                  (xvii) No labor dispute exists or is imminent with the Company's employees or with employees of any Subsidiary which could materially adversely affect the condition (financial or otherwise), earnings, business, affairs, properties, business prospects or results of operations of the Offerors.

                  (xviii) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Offerors have not (themselves or through any person) taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to, cause or result in a violation of Section 5 of the Act or Regulation M under the Exchange Act ("Regulation M") or in stabilization or manipulation of the price of the Company's common stock or the Preferred Securities.

                  (xix) This Underwriting Agreement has been duly authorized, executed and delivered by the Offerors and is enforceable against the Offerors in accordance with its terms, subject to all applicable bankruptcy, insolvency, moratorium, receivership, and other laws relating to or affecting the rights of creditors generally and subject to the discretion of a court of equity in administering any such rights or remedies. Each of the Indenture, the Trust Agreement, the Guarantee and the Expense Agreement has been duly authorized by the Company, and, when executed and delivered by the Company on the Closing Date, each of said agreements will constitute a valid and legally binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, moratorium, reorganization, fraudulent transfer or other laws relating to or affecting creditors, rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policy. Each of the Indenture, the Trust Agreement and the Guarantee has been duly qualified under the Trust Indenture Act and will conform in all material respects to the description thereof contained in the Prospectus.

                  (xx) Neither of the Offerors nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation might have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs, properties, business prospects or the results of operations of either of the Offerors and/or the Subsidiaries taken as a whole. The Preferred Securities have been approved for quotation on the American Stock Exchange subject to official notice of issuance.

                           (b)      Any certificate signed by any officer or
trustee of the Trust or the Company, as the case may be and delivered to you or counsel for the Representatives shall be deemed a representation and warranty by the Trust or the Offerors to the Underwriters as to the matters covered thereby.

2.       PURCHASE, SALE AND DELIVERY OF THE UNDERWRITTEN PREFERRED SECURITIES.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $25 per share, the number of the Underwritten Preferred Securities set forth opposite the name of each Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 10 hereof. Each Underwriter shall be entitled to a commission ("Commission") from the Company of $1.00 per


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Preferred Security sold by such Underwriter.

         (b) Payment for the Underwritten Preferred Securities shall be made by certified or bank cashier's checks in clearing house funds (which will be next day funds) or, upon mutual agreement of the parties, by wire transfer of U.S. Funds to a designated account of the Trust drawn to the order of the Trust against book entry delivery of the Preferred Securities to the Representatives for the accounts of the several Underwriters. Payment and delivery will be made at such place as shall be agreed upon by the Representatives and the Trust, at 8:00 A.M., Central Time, on ____________, 2000 or at such other time and date not later than six days after the Effective Date as you and the Offerors shall agree upon, such time and date of payment being herein referred to as the "Closing Date." Appropriate documentation regarding the Underwritten Preferred Securities will be delivered as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection at such location as the Representatives may reasonably request, at least one full business day prior to the Closing Date. The Commission for the Underwritten Preferred Securities shall be deposited by the Company into an escrow account with The Trust Company of Sterne, Agee & Leach, Inc. pursuant to an Escrow Agreement prepared by Underwriter's counsel no later than one (1) business day prior to the Closing Date.

         (c) In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an Option to the several Underwriters to purchase the Option Preferred Securities at the price per share as set forth in the first paragraph of this Section 2. The Option may be exercised in whole or in part (but only once) at any time upon written notice (or oral notice, subsequently confirmed in writing) given not less than 30 days following the date of this Underwriting Agreement, by you, as the Representatives of the several Underwriters, to the Trust setting forth the number of Option Preferred Securities as to which the several Underwriters are exercising the Option and the names and denominations in which the Option Preferred Securities are to be registered. Closing of the purchase of the Option Preferred Securities, if any, shall occur no later than four business days following the date upon which notice of exercise of the Option is given to the Trust ("Option Closing Date"). The number of Option Preferred Securities to be purchased by each Underwriter shall be in the same proportion as the total number of Underwritten Preferred Securities being purchased by such Underwriter bears to the total number of Underwritten Preferred Securities being purchased by all Underwriters as a group, as more particularly indicated on Schedule I, subject to adjustment in accordance with Section 10 and as adjusted by you in such manner to avoid fractional shares. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Preferred Securities by the Underwriters. You, as Representatives, may cancel such Option at any time prior to its expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to the Offerors. To the extent, if any, that the Option is exercised, payment for the Option Preferred Securities shall be made at such closing by a certified or bank cashier's check in clearing house funds (which will be next day funds) or, upon mutual agreement of the parties, by wire transfer of U.S. Funds to a designated account of the Trust, drawn to the order of the Trust. The Commission for the Option Preferred Securities shall be deposited by the Company into an escrow account with The Trust Company of Sterne, Agee & Leach, Inc. pursuant to an Option Escrow Agreement prepared by Underwriter's counsel no later than one (1) business day prior to the Option Closing Date.

3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the Public Offering of the Underwritten Preferred Securities is to be made as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Underwritten Preferred Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Preferred Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as Representatives for the Underwriters in the offering and sale of the Preferred Securities, in accordance with an Agreement Among Underwriters which has been entered into among you and the several other Underwriters.


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

4.       COVENANTS OF THE OFFERORS.

         (a) The Offerors jointly and severally covenant and agree with the several Underwriters that:

                  (i) The Offerors will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus (including a Prospectus filed pursuant to Rule 424(b) which differs from the Prospectus on file at the time the Registration Statement becomes effective) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act or Rules.


                  (ii) The Offerors will advise the Representatives promptly of any request of the Commission or other securities regulatory agency ("Other Securities Regulator") for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, or comparable action taken or initiated by any Other Securities Regulator, and the Offerors will use their best efforts to prevent the issuance of any stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Offerors will cooperate with the Representatives in endeavoring to qualify the Preferred Securities for sale under the securities laws of such jurisdictions (including foreign jurisdictions) as the Representatives reasonably may have designated in writing, and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided however, the Offerors shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Offerors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Preferred Securities.

                  (iv) The Offerors will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any preliminary prospectus as the Representatives may reasonably request. The Offerors will deliver to, or upon the order of, the Representatives on the Effective Date and thereafter from time to time during the period when delivery of a Prospectus is required under the Act as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Offerors will deliver to the Representatives at or before the Closing Date, one signed copy of the Registration Statement and all amendments.

thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, and of all amendments thereto, as the Representatives may reasonably request.

                  (v) If during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Offerors or in the opinion of counsel for the Underwriters, with the concurrence of the Offerors and its counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Offerors promptly will notify the Representatives and, subject to the Representatives' prior review, prepare and file with the Commission and any appropriate Other Securities Regulator an appropriate amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Offerors will make generally available to their security holders in the manner contemplated by Rule 158(b) under the Act, as soon as it is practicable to do so, but in any event not later than the forty-fifth day after the fiscal quarter first occurring one year after the Effective Date, a consolidated earnings statement of the Offerors (which need not be audited) in reasonable detail covering a period of at least twelve consecutive months beginning after the Effective

Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and will advise you in writing when such Statement has been so made available.

                  (vii) The Offerors will, for a period of three (3) years from the Closing Date, deliver to the Representatives copies of annual reports and information furnished by the Offerors to their stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, as amended. The Offerors will deliver to the Representatives similar reports with respect to any significant subsidiaries, as that term is defined in the Rules, which are not consolidated in the Offerors's financial statements.

                  (viii) As soon as the Offerors are advised thereof, they will advise the Representatives, and confirm the advice in writing, that the Registration Statement and any amendments shall have become effective.

                  (ix) The Offerors will use the net proceeds from the sale of the Preferred Securities in the manner forth in the Prospectus under the caption "Use of Proceeds."

                  (x) Other than as permitted by the Act and the Rules, the Offerors will not distribute any prospectus or offering materials in connection with the offering and sale of the Preferred Securities.

                  (xi) The Offerors will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Offerors, a registrar for the Preferred Securities and will use their best efforts to establish and maintain the listing of the Preferred Securities (and, subject to distribution thereof, the Subordinated Debentures) on the American Stock Exchange.

                  (xii) Except as contemplated hereby or by the Prospectus, the Offerors will not, for a period of 180 days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Preferred Securities or securities convertible into shares of the Preferred Securities without your prior written consent. Furthermore, the Offerors will cause each executive officer and director of the Offerors (as set forth in the Prospectus) to furnish to you, on or prior to the execution of this Underwriting Agreement, a letter or letters, in form and substance satisfactory to counsel for Underwriters, pursuant to which each such person shall agree not to offer for sale, sell, distribute or otherwise dispose of any shares of preferred securities of the Offerors during the 180 days following the Effective Date, except with your written consent; provided however, that nothing herein shall prevent such persons from transferring or assigning their shares of the Preferred Securities pursuant to a bona fide gift or pledge transaction.

         The foregoing covenants and agreements shall apply to any successor of the Offerors, including without limitation, any entity into which the Offerors might convert or merge.

5.       COSTS AND EXPENSES.

         (a)      Expenses.

                  The Company, as borrower under the Subordinated Debentures, will pay all expenses incident to the performance of its, and the Trust's, obligations under this Underwriting Agreement, including (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities,
(iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) rating agency fees, (vi) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (vii) the qualification of the Preferred Securities under state blue sky laws, including filing fees and the reasonable fees and actual accountable disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (viii) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, if any, (ix) the preparation, printing and delivery supplement thereto, if any, (x) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (xi) the filing fees incident to the review by the NASD Regulation, Inc. of the terms of the Underwriters' compensation for the sale of the Preferred Securities, (xii) the fees and expenses incurred in connection with the listing of the Preferred Securities on the American Stock Exchange and, if applicable, the Debentures on a national securities exchange or automated quotation system, (xiii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Debentures, (xiv) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Trust Agreement and the Certificate of Trust, (xv) the fees and expenses of the Guarantee Trustee, (xvi) any fees and expenses in connection with the rating of the Preferred Securities and the Subordinated Debentures and (xvii) the cost and charges of qualifying the Preferred Securities with the Depositary Trust Company.

         (b)      Termination of Agreement.

                  If this Underwriting Agreement is terminated because the conditions of Section 7 hereof are not satisfied or by the Underwriters in accordance with the provisions of Section 6 or Section 10 of this Underwriting Agreement, the Company shall reimburse the Underwriters for all of their actual accountable out-of-pocket costs and expenses, including reasonable attorneys' fees and out-of-pocket expenses reasonably incurred in connection with investigating, marketing and proposing to market the Preferred Securities or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Preferred Securities.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The obligations of the several Underwriters are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Offerors contained herein, and to the performance by the Offerors of their respective obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 8:30 A.M., Central Time, on _________, 2000, unless a later time and date is agreed to by the Representatives, and no stop order or other order suspending the effectiveness thereof or the qualification of the Preferred Securities under the state securities or Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Offerors, shall be contemplated or threatened by the Commission or any Other Securities Regulator. If the Offerors have elected to rely upon Rule 430A of the Rules, the price of the Preferred Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing Pursuant to Rule 424(b) of the Act within the prescribed time period, and prior to the Closing Date the Offerors shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act. All requests for additional information on the part of the Commission or any other government or regulatory authority with jurisdiction (to be included in the Registration Statement or Prospectus or otherwise) shall be complied with to the satisfaction of the Commission or such authorities.

         (b) The Representatives shall have received on the Closing Date and any Option Closing Date the opinion of Haskell, Slaughter & Young, L.L.C., counsel for the Offerors, dated the Closing Date and any Option Closing Date, addressed to the Underwriters in form and substance satisfactory to Ritchie & Rediker, L.L.C., counsel to the Underwriters, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries is validly existing as a state banking corporation in good standing under the laws of the jurisdiction of its organization, and has corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business or the location of the properties owned or leased by it requires such qualification; and all of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and except as set forth in the Prospectus and the Registration Statement and except for directors' qualifying shares, if any, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                  (ii) The Preferred Securities, Debentures and Guarantee of the Company and the equity securities of the Trust conform in all material respects to the description thereof contained in the Prospectus. The common stock of the Company authorized and issued as set forth under the caption "Capitalization" in the Prospectus, has been duly authorized and validly issued, and is fully paid and nonassessable. There are no outstanding rights, options or warrants to purchase from the Company, no other outstanding securities convertible into or exchangeable for, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or equity securities of the Trust, except as described in the Prospectus in connection with the Company's employee benefit plans.

                  (iii) The Registration Statement has become effective under the Act and to the best knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (iv) The Registration Statement, all preliminary prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules, except that such counsel need express no opinion as to the financial statements, schedules and other statistical and financial information included therein.

                  (v) The statements under the captions "Capitalization," "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of Guarantee," "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee," "United States Federal Income Tax Consequences," "ERISA Considerations," and "Supervision and Regulation," in the Prospectus insofar as such statements constitute a summary of legal and regulatory matters and consequences, documents, instruments or proceedings referred to therein are accurate descriptions of the matters summarized therein and fairly present in all material respects the information called for with respect to such legal and regulatory matters and consequences, documents, instruments and proceedings, other than financial and statistical data as to which said counsel expresses no opinion or belief.

                  (vi) Any holders of securities of the Offerors who have rights to the registration of shares of preferred securities or other securities because of the filing of the Registration Statement by the Offerors have waived such rights in writing.

                  (vii) To the best knowledge of such counsel, after due inquiry, except as set forth in the Registration Statement and Prospectus, no holders of Preferred Securities or other securities of the Offerors have registration rights with respect to such securities.

                  (viii) To the best knowledge of such counsel, after due inquiry, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or Prospectus which are not so filed or described as required, and such contracts and statements as are summarized in the Registration Statement or Prospectus are fairly summarized in all material respects as required.

                  (ix) To the best knowledge of such counsel, after due inquiry, there are no legal, regulatory or administrative proceedings pending or threatened against the Offerors or any Subsidiary which may be material to the earnings, business, affairs, properties, business prospects or operations of either of the Offerors and/or the Subsidiaries taken as a whole except as set forth in the Prospectus.

                  (x) The Company has all requisite corporate power and authority to issue, sell and deliver the Debentures in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and the Indenture as described in the Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Debentures in accordance with such terms and conditions has been validly and sufficiently taken. The Preferred Securities conform in all material respects to the description thereof in the Registration Statement, the Prospectus and the Trust Agreement. The Preferred Securities have been approved for quotation on the American Stock Exchange subject to official notice of issuance. There are no preemptive or, to the best of our knowledge, other rights to subscribe for or to purchase, and other than as disclosed in the Prospectus, no restrictions upon the voting or transfer of, any shares of capital stock or equity securities of the Offerors or the Subsidiaries pursuant to the corporate charter, bylaws or other governing documents or the Trust Agreement of the Offerors or the Subsidiaries, or, to such counsel's knowledge, any agreement or other instrument to which either Offeror or any of the Subsidiaries is a party or by which either Offeror or any of the Subsidiaries may be bound, provided however that the holders of the Preferred Securities will have limited voting rights as described in the Prospectus.

                  (xi) The Company has all requisite corporate power to enter into and perform its obligations under this Underwriting Agreement, and this Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other laws relating to or affecting creditors rights generally, and except as the indemnification and contribution provisions hereof may be limited under applicable laws and public policy and certain remedies may not be available in the case of a non-material breach.

                  (xii) Each of the Indenture, the Trust Agreement and the Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company. Each of the Indenture and Guarantee is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other laws affecting the rights and remedies of creditors generally and of general principles of equity and public policy

                  (xiii) The Debentures have been duly authorized, executed, authenticated and delivered by the Company, are entitled to the benefits of the Indenture and, assuming due authentication of such Debentures by the Trustee, are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity and public policy.

                  (xiv) The Expense Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity and public policy.

                  (xv) To such counsel's knowledge, neither of the Offerors nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing documents or the Trust Agreement. The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated by this Underwriting Agreement, the Indenture, the Guarantee, the Expense Agreement and the Trust Agreement do not and will not conflict with, result in the creation or imposition of any lien, claim, charge, encumbrance or restriction upon any property or assets of the Offerors or any of the Subsidiaries or the Preferred Securities pursuant to, or constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter, bylaws or other governing document or the Trust Agreement of the Offerors or the Subsidiaries, or to such counsel's knowledge, (i) any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which either Offeror or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (ii) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to such counsel having jurisdiction over the Offerors or the Subsidiaries or any of their respective properties. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under Delaware or Connecticut law in connection with the transactions contemplated by this Underwriting Agreement in connection with the purchase and distribution of the Preferred Securities by the Underwriters.

                  (xvi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Underwriting Agreement and the Trust Agreement and the consummation of the transactions therein contemplated (other than required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xvii) The Offerors and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities that are necessary for the conduct of their respective businesses.

                  (xviii) Except as set forth in the Prospectus, to such counsel's knowledge, there are no contractual encumbrances or restrictions, or legal restrictions (excluding any encumbrances or restrictions of general application to state banks contained in laws, rules and regulations of applicable regulatory authorities) on the ability of the Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of its property or assets to the Company.

                  (xix) The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and as a result, each beneficial owner of Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Debentures.

                  (xx) Unless the Company exercises its option to extend the interest payment period, stated interest on the Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with the Securityholder's regular method of tax accounting.

                  (xxi) Gain or loss will be recognized by a Securityholder on a sale of Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or original issue discount not previously included in income) and the Securityholder's adjusted tax basis in the Preferred Securities sold or so redeemed. Gain or loss recognized by the Securityholder on Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

         In rendering the opinion above, such counsel may rely as to all matters governed by Delaware law on the opinion of counsel referred to in paragraph (c) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such firm which leads it to believe that the Registration Statement or any amendment thereto at the time the Registration Statement or amendment became effective or the Prospectus or any amendment or supplement thereto as of their respective dates contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, such firm may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representatives shall have received on the Closing Date and any Option Closing Date the opinion of Bingham & Dana, LLP, special Connecticut counsel to the Offerors, shall have furnished to the Underwriters their signed opinion, dated as of Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to such counsel, to the effect that:

         The Operative Agreements to which the Trust is a party each as set forth in the opinion shall be herein referred to as the "Operative Documents".

         (i) The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Act").

         (ii) The Trust Agreement constitutes a valid and binding obligation of the Property Trustee enforceable against the Property Trustee in accordance with the terms thereof.

         (iii) The Trust Agreement constitutes a valid and binding obligation of the Depositor and the Administrative Trustees, enforceable against the Depositor and the Administrative Trustees in accordance with its terms.

         (iv) The Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and (b) perform its obligations under such Operative Documents.

         (v) Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

         (vi) The Preferred Securities have been duly authorized by the Trust under the Trust Agreement, and the Preferred Securities, when duly issued, executed and authenticated pursuant to this Agreement in accordance therewith, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

         (vii) The Common Securities have been duly authorized by the Trust Agreement, and the Common Securities, when duly issued, executed and authenticated to the Company in accordance with the Trust Agreement and the Common Purchase Agreement and delivered and paid for in accordance therewith, will be, validly issued, fully paid and nonassessable and will evidence beneficial undivided interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

         (viii) Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust with any of the terms and provisions thereof, (a) violates the Trust Agreement, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable Connecticut law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

         (ix) No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

         (x) The holders of the Preferred Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State of Connecticut.

                  Such opinion may state that it is limited to the laws of the State of Connecticut and the opinion expressed in paragraph (iii) above is subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         (d) The Representatives shall have received on the Closing Date and any Option Closing Date the opinion of Bingham & Dana, LLP, special counsel to the State Street Bank and Trust Company, as the Property Trustee, Indenture Trustee and the Guarantee Trustee, shall have furnished to the Underwriters their signed opinion, dated as of Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to such counsel, to the effect that:

         The Operative Agreements to which State Street is party as well as certain other documents each set forth in the opinion are herein referred to as the "Operative Documents".

         (i) State Street is a state chartered trust company, validly formed under the laws of the Commonwealth of Massachusetts, is authorized to transact the business of banking under the laws of the State and has the requisite corporate and trust power and authority (a) to execute, deliver and perform its obligations under the Operative Documents to which it is a party in its individual capacity and (b) as Property Trustee, Indenture Trustee and Guarantee Trustee, as the case may be, to execute, deliver and perform its obligations (on behalf of the Bank Trust) under the Operative Documents to which the Property Trustee (on behalf of the Bank Trust), Indenture Trustee and the Guarantee Trustee, as the case may be, is a party.

         (ii) State Street, individually, and in its capacity as Property Trustee, Guarantee Trustee and Indenture Trustee, as the case may be, has duly authorized, executed and delivered the Operative Documents to which the Property Trustee, Indenture Trustee and the Guarantee Trustee, as the case may be, is party. Each of the Indenture and the Guarantee constitutes a valid and binding obligation of State Street, individually and in its capacity as Indenture Trustee and as Guarantee Trustee, as the case may be, enforceable in accordance with the terms thereof.

         (iii) The Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

         (iv) Neither the execution, delivery or performance by State Street or the Trustees, as the case may be, of the Operative Documents, the consummation by State Street or the Trustees, as the case may be, of the transactions contemplated thereby, nor compliance by State Street or the Trustees, as the case may be, with any of the terms and provisions thereof, (a) requires any approval of its stockholders, or, to the best of our knowledge, any consent or approval of or the giving of notice to any holders of any indebtedness or obligations (or any trustees for such holders) of it known to us, (b) violates its charter documents or by-laws, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (c) violates any applicable State law governing the banking or trust powers of State Street or the Trustees, as the case may be, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any state governmental authority regulating the banking or trust powers of State Street or the Trustees, as the case may be, is required for the execution, delivery, validity or performance of, or the carrying out by, State Street or the Trustees, as the case may be, of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

         Such opinion may state that it is limited to the laws of the Commonwealth of Massachusetts and the opinion expressed in paragraph (iii) above is subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         (e) The Representatives shall have received from Ritchie & Rediker, L.L.C., counsel to the Underwriters, an opinion dated the Closing Date, substantially to the effects specified in subparagraphs (iii) and (iv) of paragraph (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion, Ritchie & Rediker, L.L.C. may rely as to all matters governed other than by the Federal laws on the opinion of counsel referred to in paragraph (b) of this
Section 6. in addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Prospectus or any amendment or supplement thereto as of their respective dates contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, such firm may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (f) The Representatives shall have received at or prior to the Closing Date from Ritchie & Rediker, L.L.C. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the underwritten Preferred Securities under the securities laws of such states and foreign jurisdictions as the Representatives may reasonably have requested.

         (g) At the time this Agreement is executed and at the Closing Date and the Option Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance reasonably satisfactory to Representative, from Ernst & Young LLP, independent public accountants for the Company, dated the date of delivery:

                  (i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations and stating that the disclosure under the heading entitled "Experts" in the Registration Statement is correct insofar as it relates to them;

                  (ii) stating that, in their opinion, the financial statements and the footnotes thereto of the Company included in the Registration Statement examined by them comply in form and in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statement of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Boards of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) any unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form and in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under the Act or the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules and regulations of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or shareholders' equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the June 30, 2000 balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which, in the sole discretion of the Representative, the Representative shall accept), or (C) that there was a net decrease in consolidated net interest income, consolidated net income of the Company during the period from June 30, 2000 to the date of the latest available monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared to the corresponding period in 1999, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which, at the sole discretion of the Representative, the Representative shall accept; and

                  (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement (including, but not limited to, the number of shareholders of the Company and the number of issued and outstanding shares of the common stock of the Company as of June 30, 2000), which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel with results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (h) The Representatives shall have received on the Closing Date and any Option Closing Date a certificate of the Chairman of the Board of Directors and the Chief Financial Officer of the Company, respectively, to the effect that, as of the Closing Date and any Option Closing Date, each of them severally represents as follows:

                  (i) that (A) the representations and warranties of the Company in this Underwriting Agreement are true and correct on and as of the Closing Date and any Option Closing Date, as the case may be, and (B) the Company has complied with all the agreements and has satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date and any Option Closing Date, as the case may be.

                  (ii) that (A) the Registration Statement has become effective under the Act; (B) no stop order suspending the effectiveness of the Registration Statement or the use or effectiveness of the Prospectus has been issued; (C) no proceedings for such purpose have been taken or, to his knowledge, are contemplated by the Commission or any Other Securities Regulator; and (D) all requests for additional information on the part of the Commission or any Other Securities Regulator have been complied with.

                  (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment to the Prospectus which has not been so set forth in such supplement or amendment.

         (i) The Underwriters shall have received from an authorized representative of the Trust on the Closing Date, a certificate dated as of the Closing Date, to the effect as follows:

                  (i) the representations and warranties of the Trust in this Underwriting Agreement are true and correct as though made on and as of the Closing Date (and, if applicable, the Option Closing Date);

                  (ii) the Trust has complied with all the agreements and satisfied all the conditions required by this Underwriting Agreement to be performed or satisfied by the Trust on or prior to the Closing Date and since the most recent date as of which information is given in the Prospectus, except as contemplated by the Prospectus, the Trust has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business and there has not been any adverse change in the condition (financial or otherwise) of the Trust.

         (j) The Offerors shall have furnished to the Representatives such additional information and further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

         (k) On the Closing Date, the Underwriters shall have received duly executed counterparts of the Trust Agreement, the Guarantee, the Indenture and the Expense Agreement.

         (l) Since the respective dates as of which information is given in the Prospectus, there shall not have occurred any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs, properties, business prospects or results of operations of the Offerors or any Subsidiary, whether or not arising in the ordinary course of business.

         The opinions and certificates mentioned in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and Ritchie & Rediker, L.L.C. counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Underwriting Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Offerors of such termination in writing or by confirmed telefax at or prior to the Closing Date. In such event, the Offerors, and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE OFFERORS.

         The obligations of the Offerors to sell and deliver the Preferred Securities are subject to the conditions that (a) at or before 8:30 A.M., Central Time, on ___________, 2000, or such later time and date as the Offerors and the Representatives may from time to time consent to in writing or by confirmed telefax, the Registration Statement shall have become effective, and
(b) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened. If either of the conditions hereinabove provided for in this
Section 7 shall not have been fulfilled when and as required by this Underwriting Agreement to be fulfilled, this Underwriting Agreement may be terminated by the Offerors by notifying the Representatives of such termination in writing or by confirmed telefax at or prior to the Closing Date.

8.       INDEMNIFICATION.

         (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, the Rules and the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, and all expenses (including costs of investigation and legal expenses) to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any material breach of any representation, warranty, agreement or covenant of the Offerors herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; and the Offerors will reimburse each Underwriter and each such controlling person for legal and other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon or in conformity with written information furnished to the Offerors by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

         (b) Each Underwriter will indemnify and hold harmless the Offerors, each of their directors, each of their officers who have signed the Registration Statement, and each person, if any, who controls the Offerors, within the meaning of the Act, the Rules and the Exchange Act, from and against any losses, claims, damages, liabilities or expenses to which the Offerors or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any material breach of any agreement of the Underwriters herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Offerors or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in such case only to the extent that such untrue statement, or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Offerors by or through the Representatives expressly for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party, at any time after such assumption of defense by the indemnifying party, shall be entitled to participate in such defense and to engage separate counsel (at the indemnifying party's expense) if, in the indemnified party's reasonable belief, a conflict of interest exists with counsel engaged by the indemnifying party.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Offerors bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the true or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by each party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements of the Offerors and officers or trustees of the Offerors herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Offerors or any of their officers, trustees, directors or controlling persons, and shall survive delivery of the Underwritten Preferred Securities and, if applicable, the Option Preferred Securities to the Representatives or termination of this Underwriting Agreement.

10.      DEFAULT BY UNDERWRITERS.

         If any Underwriter shall fail to purchase and pay for the Preferred Securities which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Offerors), you, as Representatives of the Underwriters, shall use your best efforts to procure within twenty-four hours thereafter one or more of the other Underwriters, or any others, to purchase from the Offerors such amounts as may be agreed upon and upon the terms set forth herein, the Preferred Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four hours you, as Representatives, shall not have procured such other Underwriters, or any others, to purchase the Preferred Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Preferred Securities with respect to which such result shall occur does not exceed 10% of the Preferred Securities which the Underwriters are obligated to purchase hereby, the other Underwriters shall be obligated, severally, in proportion to the respective number of shares which they are obligated to purchase hereunder, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Preferred Securities with respect to which such default shall occur exceeds 10% of the Preferred Securities covered hereby, the Offerors or you, as Representatives of the Underwriters will have the right, by written notice given within the next twenty-four hour period to the parties to this Underwriting Agreement, to terminate this Underwriting Agreement without liability on the part of the non-defaulting Underwriters or of the Offerors except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the time of closing may be postponed for such period, not to exceed seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriters" includes any person substituted for a defaulting Underwriter. Any action taken under Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

11.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telefaxed and confirmed as follows: if to the Underwriters, to Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, AL 35209, Attention: James S. Holbrook, Jr.; with a copy to William K. Holbrook, Ritchie & Rediker, L.L.C., 312 North 23rd Street, Birmingham, AL 35203-3878; if to the Offerors, to The Banc Corporation, 17 North 20th Street, Birmingham, Alabama 35203, Attention: James
A. Taylor, Jr.; with a copy to Robert E. Lee Garner or F. Hampton McFadden, Haskell, Slaughter & Young, L.L.C., 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203-2618, if to any of the Trustees, to the following addresses as applicable: Administrative Trustees: 17 North 20th Street, Birmingham, Alabama 35203 and Property Trustee: State Street Bank and Trust, 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, Attention:
Corporate Trust. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

12.      TERMINATION.

         This Underwriting Agreement may be terminated by notice to the Offerors as follows:

         (a) at any time prior to the earlier of (i) the time the Preferred Securities are released by you for sale by notice to the Underwriters, or (ii) 11:30 A.M., Central Time, on the first business day following the Effective Date;

         (b)      as provided in Sections 6 and 10 of this Underwriting
Agreement.

         (c) by the Representative at any time prior to the Closing Date or the Option Closing Date, as the case maybe, by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to the Option Closing Date, by giving notice to the Company in the event of the following: (i) if any domestic or international event, act, or occurrence has materially and adversely disrupted, or, in the reasonable opinion of the Representative, will in the immediate future materially and adversely disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or
(vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the reasonable opinion of the Representative, make it inadvisable to proceed with the offering, sale, or delivery of the Underwritten Preferred Securities or the Option Preferred Securities, as the case may be; or (viii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof, or (ix) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Representative believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the market for the Preferred Securities; or (x) if there shall have been such material and adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Representative makes it inadvisable to proceed with the offering, sale, and delivery of the Underwritten Preferred Securities or the Option Preferred Securities, as the case may be, on the terms contemplated by the Prospectus.

         (d) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 12, or to terminate this Agreement pursuant to Section 6 of this Agreement or this Section 10, the Representative shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

         (e) Notwithstanding anything herein to the contrary, if this Agreement shall not become effective by reason of the election of the Company pursuant to Section 12(a) or if this Agreement shall terminate or shall otherwise not be carried out by December 31, 2000 by reason of any failure on the part of the Company to perform any covenant or agreement of this Agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse the several Underwriters for such reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Underwritten Preferred Securities and the Option Preferred Securities, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Representative for the respective accounts of the Underwriters up to a maximum reimbursement of $75,000. Anything in this Agreement to the contrary notwithstanding other than Section 12(f), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the several Underwriters other than for obligations assumed by the Company pursuant to Section 6.

         (f) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 10 and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

13.      SUCCESSORS.

         This Underwriting Agreement has been and is made solely for the benefit of the Underwriters, the Offerors and their respective successors, executors, administrators, heirs, and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "Successors" shall not include any purchaser of the Preferred Securities merely because of such purchase.

14.      MISCELLANEOUS.

         (a) The reimbursement, indemnification and contribution agreements contained in this Underwriting Agreement and the representations, warranties and covenants of the Offerors in this Underwriting Agreement shall remain in full force and effect regardless of (a) any termination of this Underwriting Agreement, (b) any investigation made by or on behalf of the Underwriters or controlling person or (c) delivery of any payment for the Preferred Securities under this Underwriting Agreement.

         (b) This Underwriting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama applicable to contracts made and performed within such State.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Offerors and the several Underwriters in accordance with its terms.

Very truly yours,

THE BANC CORPORATION                                  TBC CAPITAL TRUST


By:                                          By:
   --------------------------------------       --------------------------------
   James A. Taylor, Sr.                         James A. Taylor, Sr.
Its: Chairman and Chief Executive Officer    Its: Administrative Trustee

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

STERNE, AGEE & LEACH, INC.,
   As Representative of the Several Underwriters named in Schedule I


By:
    -------------------------------------
    James S. Holbrook, Jr.
Its: Chairman and CEO

                                   SCHEDULE I


                                                          TOTAL
                                                          NUMBER
                                                  OF PREFERRED SECURITIES
          UNDERWRITERS                                     TO BE
          ------------                                   PURCHASED
                                                  -----------------------

Sterne, Agee & Leach, Inc. .................

[Insert Syndicate]..........................


         Total .............................              800,000